UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

American Water Works Company, Inc. (“American Water”) is filing this Current Report on Form 8-K to report that, on April 11, 2018, American Water Enterprises, LLC (“AWE”) entered into an agreement to acquire Pivotal Home Solutions from Southern Company Gas, a subsidiary of The Southern Company, for approximately $365 million in cash, including estimated working capital at closing. AWE is a wholly owned subsidiary of American Water. Pivotal Home Solutions is a leading provider of home warranty protection products and services.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2018, AWE entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Nicor Energy Ventures Company (“Seller”), Nicor Energy Services Company d/b/a Pivotal Home Solutions (“Pivotal”), and, for the limited purposes set forth in the Purchase Agreement, each of Southern Company Gas and American Water. Seller is the owner of all of the issued and outstanding capital stock of Pivotal, which is headquartered in Naperville, Illinois, and has approximately 1.2 million customer contracts in 18 states.

Under the terms of the Purchase Agreement, AWE will purchase from Seller all of Pivotal’s capital stock (the “Stock Purchase”) for an aggregate purchase price of approximately $365 million in cash, including an estimated $7 million of Pivotal’s working capital at Closing (as defined below), subject to adjustment based on the post-Closing determination of Pivotal’s working capital as set forth in the Purchase Agreement. The Stock Purchase will add to the Homeowner Services Group’s existing 1.8 million customer contracts in 43 states and the District of Columbia.

The Purchase Agreement contains customary representations, warranties and covenants of Seller, Pivotal and AWE. The Stock Purchase is subject to certain closing conditions, including without limitation: (i) the expiration or termination of the applicable waiting period (or any extension thereof) relating to the Stock Purchase and the other transactions contemplated by the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) no order, decision or injunction of any governmental authority preventing the closing of the Stock Purchase (the “Closing”) shall be in effect, and no applicable law shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the Closing; (iii) the accuracy of the parties’ representations and warranties contained in the Purchase Agreement; (iv) the absence of any Material Adverse Effect (as defined in the Purchase Agreement); (v) certain regulatory consents and approvals to the consummation of the Stock Purchase shall be obtained; and (vi) the compliance by the parties with their respective covenants, obligations, agreements and closing deliveries under the Purchase Agreement. The Stock Purchase is not subject to any financing condition. The transaction is expected to be completed in the second quarter of 2018.

The Purchase Agreement may be terminated under certain circumstances, including (i) by mutual written consent of AWE and Seller; (ii) by either AWE or Seller if the Closing does not occur on or before October 11, 2018, subject to a six-month extension in certain circumstances; (iii) by either AWE or Seller if the Closing would violate any nonappealable final order, decree or judgment of any governmental authority having competent jurisdiction; or (iv) by AWE or Seller in the case of certain material violations, breaches or inaccuracies of any representation, warranty, covenant or agreement of the other party in the Purchase Agreement, subject to certain exceptions and notice and cure provisions. If the Purchase Agreement is terminated, such termination will be without liability of any party to the other parties to the Purchase Agreement, except for (i) damages resulting from a willful breach of a party’s representations, warranties, covenants or agreements in the Purchase Agreement prior to termination, and (ii) payment of a reverse termination fee as described in the following sentence. If the Purchase Agreement is terminated by AWE or Seller solely due to the failure to obtain any approval or consent required under or in relation to the HSR Act, and the termination right arose because AWE refused to agree to divest, hold separate or take or commit to take action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of AWE that, taken as a whole, would not have a material and adverse effect on AWE, then AWE shall pay to Pivotal a reverse termination fee equal to $25.1 million, as liquidated damages.

Southern Company Gas has entered into the Purchase Agreement solely with respect to certain tax matters and to comply with certain post-closing restrictive covenants contained in the Purchase Agreement. American Water has entered into the Purchase Agreement for the sole and limited purpose of guaranteeing AWE’s payment and performance obligations thereunder with respect to the Stock Purchase.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Seller, Pivotal, AWE, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Seller, Pivotal, AWE or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in American Water’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding American Water and AWE that is or will be contained in, or incorporated by reference into, the reports and other documents that are filed by American Water with the Securities and Exchange Commission (the “SEC”).

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the timing of the Closing and the ability to obtain the regulatory consents and approvals required to complete, and satisfying other conditions to the closing of, the Stock Purchase; American Water’s ability to finance the purchase price of the Stock Purchase; and unexpected costs, liabilities or delays associated with the Stock Purchase or the acquisition or the integration of Pivotal’s assets, business and operations. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors, including obtaining regulatory consents and approvals required to complete, and satisfying other conditions to the closing of, the Stock Purchase; American Water’s ability to finance the purchase price; the occurrence of the benefits and synergies expected or predicted to occur as a result of the completion of the Stock Purchase; and unexpected costs, liabilities or delays associated with the Stock Purchase or the integration of Pivotal’s business, operations and employees. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in American Water’s Form 10-K for the year ended December 31, 2017, and in other filings with the SEC, and the additional risks, uncertainties, assumptions and limitations described herein.

Item 7.01.	Regulation FD Disclosure.

On April 11, 2018, American Water issued a press release related to the Purchase Agreement, a copy of which has been furnished as Exhibit 99.1 hereto, and is incorporated by reference herein. The information furnished in response to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement, dated April 11, 2018, by and among American Water Enterprises, LLC, Nicor Energy Ventures Company, Nicor Energy Services Company (d/b/a Pivotal Home Solutions), Southern Company Gas and American Water Works Company, Inc.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American Water will furnish the omitted schedules and exhibits to the SEC upon request.

The following exhibit has been furnished herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 11, 2018, issued by American Water Works Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: April 11, 2018	By:	/S/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer